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                              EMPLOYMENT AGREEMENT
                                   (A.J. Ali)

         THIS AGREEMENT is entered into to be effective as of January 1, 1996 ("Effective Date") between Granges (U.S.) Inc., a Delaware corporation, whose address is Republic Plaza, Suite 3000, 370 Seventeenth Street, Denver, CO 80202 ("Employer"), and A.J. Ali ("Employee").

         1. Employment. Employer hereby employs Employee and Employee hereby accepts employment by Employer upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall begin on the Effective Date and shall continue until terminated in accordance with the terms contained herein.

         3.     Compensation.

                (a) For services rendered by Employee under this Agreement during calendar year 1996, Employer shall pay Employee salary, on an annualized basis, to be pro-rated if the Effective Date is after January 1, 1996, of $130,000. Subsequent years' compensation for Employee shall be determined by Employer based upon Employee's performance, but in no event shall Employee's annualized compensation be reduced below $130,000.

                (b) In addition to the foregoing, Employee shall be entitled to receive other compensation and fringe benefits, to be paid by Employer, including four (4) weeks paid vacation per year; health, dental, life, disability and accidental death and dismemberment insurance (it being understood that Employer shall
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make reasonable efforts to avoid waiting periods for Employee under such insurance, but that all such insurance shall be comparable to insurance provided to other employees of Employer); a 401K benefit plan on the same basis as made available to other employees of Employer; dues for professional organizations of which Employee is or may become a member; a performance bonus in accordance with the Employer's executive incentive plan; and the following additional benefits, as determined solely by Employer in its reasonable judgment: company car or car allowance and club dues. Employee acknowledges that Employer has reimbursed or will reimburse Employee for his and his family's reasonable costs in relocating from Vancouver to Denver. Employee further acknowledges that Employer has made a housing loan to Employee in the amount of $50,000, with simple interest to accrue thereon at a rate of 2.5% per annum, with interest due and payable monthly in arrears and all principal due and payable on the earlier of the following: (1) February 19, 2001; or (ii) ninety (90) days after Employee ceases to be an employee of Employer.

         4. Duties. Employee is engaged as Chief Financial Officer of Employer, his powers and duties in that capacity to be such as may be reasonably determined by Employer from time to time and shall be comparable to duties and responsibilities of other Chief Financial Officers of comparably sized companies in the mining industry. In addition, Employee shall perform such other duties as Employee's position may require and as Employer may reasonably





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request from time to time.  Subject to the provisions of Paragraph 6(b) below regarding "Fundamental Change", the precise duties of Employee may be extended or curtailed from time to time at the reasonable discretion of Employer. Employee shall report to the President and Chief Executive Officer.

         5. Extent of Services. Employee shall devote 100% of his business time, attention and energies to the business of Employer. Employee may not, during the term of this Agreement, engage in other business activities, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, if such activities interfere with the performance of his duties hereunder for Employer.

         6.     Termination and Severance Pay.

                (a) The phrase "just cause" as used in this Agreement shall include breach of any fiduciary duty to Employer, gross negligence, malfeasance, death, permanent disability that prevents Employee from performing the essential functions of his job with a reasonable accommodation, or conviction in a criminal proceeding (excepting traffic violations or similar misdemeanors).

                (b) The phrase "Fundamental Change" as used in this Agreement means:

                        (i) an adverse change, as reasonably viewed from the perspective of Employee, in any of the duties, powers, rights, discretion, salary or benefits of Employee as they exist at the Effective Date;





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                        (ii)     a diminution of the title of Employee as it
exists at the Effective Date;

                        (iii) a change in the person or body to whom Employee reports at the Effective Date, unless the new person or body is: (x) of equivalent or higher rank or stature; (y) another person who is promoted to a position of equivalent or higher rank or stature; or (z) a person hired to replace a person of equivalent or higher rank or stature; provided, however, that the provisions of this Paragraph 6(b)(iii) shall not apply to a change resulting from a promotion of Employee in the normal course of business; or

                        (iv) a change in the metropolitan area at which the Employee is regularly required to carry out the terms of his employment with the Employer at the Effective Date.

                (c) Employee may terminate this Agreement upon 30 days written notice to Employer prior to such date of termination.

                (d) Employer may terminate this Agreement for just cause immediately upon notice to Employee in which event all benefits to Employee under this Agreement shall cease immediately upon such notice.

                (e) Employer may terminate the Employee's employment without cause at any time upon 30 days written notice to Employee.

                (f) In the event that a Fundamental Change occurs in Employee's employment other than for just cause or if Employee's employment hereunder is terminated other than for just cause, Employee shall be entitled to:





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                        (i)      continuation of his salary (less the usual
statutory and other deductions) for a period ("Continuation Period") equal to the sum of: (x) fifteen (15) months after termination, and (y) two months for every full year of employment by Employer after the Effective Date, provided, however, that in no event shall the Continuation Period exceed twenty-four (24) months;

                        (ii) for vacation and retirement savings plan purposes, the Continuation Period will count as regular employment;

                        (iii) for the purpose of any stock options Employee holds, all options not yet vested shall be deemed vested as of the date of termination of Employee's employment, and for purposes of exercise of such options, Employee's employment shall be deemed to be terminated at the end of the Continuation Period, unless he has elected the Retirement Option, described in Paragraph 6(h) below, in which event Employee's employment terminates upon the termination date;

                        (iv) Employee is eligible for the pro rata portion of the annual performance bonus, if any, to which he would have been entitled to the date of termination. This bonus amount, if any (less any statutory holdback), will be payable when awarded by Employer in the ordinary course of its business, notwithstanding the date of Employee's termination;

                        (v) all of Employee's benefits paid by Employer, as described in Paragraph 3(b), will be continued during the Continuation Period, to the extent that Employer maintains such





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benefits for its other employees during the Continuation Period;  provided, however, that if Employee becomes employed by another employer prior to the expiry of the Continuation Period, Employee's benefits will be discontinued by Employer upon Employee's eligibility for benefits with his new employer; and

                          (vi)     Employee may elect to continue long term
disability coverage which is currently at his expense; however, Employee acknowledges that, except as provided under applicable law, Employer's insurer may consider that there has been a material change in Employee's employment status that could increase the amount of the premiums for same. If Employer is paying the premiums for Employee's disability coverage at the time of Employee's termination, Employer shall continue to pay during the Continuation Period the amount of premiums it was paying at the time of termination, it being understood and agreed that any subsequent increased premium amount shall be at the sole cost of Employee.

                (g) In the event Employee's employment hereunder is terminated at any time prior to the termination of this Agreement by his voluntary resignation or for just cause by Employer, Employee shall be entitled to a pro rata portion of any bonus to which he otherwise would have been entitled to receive that year, but Employee shall not be entitled to any severance pay or other benefits after such resignation or termination, except such as may be payable to him pursuant to the terms of any profit sharing plan





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of Employer then in effect (there being no such plan in effect as of the
Effective Date).

                  (h) In the event that a Fundamental Change occurs in Employee's employment other than for just cause, or if Employee's employment hereunder is terminated other than for just cause as provided in Paragraph 6(f), Employee may elect the "Retirement Option", by so advising Employer in writing within thirty (30) days after the Fundamental Change occurs. If Employee so elects, he will receive his salary, vacation pay, company contribution to his retirement savings plan, and the reasonable present value of Employee's other Employer-paid benefits for the Continuation Period (less statutory holdbacks) in a lump sum retiring allowance following termination.

                  (i) If, within two (2) years after the Effective Date, a Fundamental Change occurs in the Employee's employment other than for just cause, or if Employee's employment is terminated other than for just cause, Employer will pay the cost of returning Employee, and his family and household effects to Vancouver, B.C., Canada, offset by any moving costs paid by any other party, such as a new employer.

                  (j) In the event of Employee's death after commencement but before expiry of the Continuation Period, any unpaid salary, vacation, bonus or pension amount that would have been payable under this Agreement during the remainder of the Continuation Period will be paid as a lump sum to Employee's estate, and for the





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purposes of all survivor benefits it will be deemed that Employee died while employed by Employer so that Employee's designated beneficiaries or Employee's estate receive such survivor benefits.

         7. Disclosure of Information. By acceptance of this Agreement, Employee expressly acknowledges that he has received or will receive certain confidential information pertaining to the operations and business affairs of the Employer and, as the same may exist from time to time, such information is a valuable, special and unique asset of the Employer's business Employee agrees that he shall not, during his employment under this Agreement or at any time thereafter, disclose any such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, except as required by applicable law or professional or ethical responsibilities, without the prior written consent of Employer. Employee also hereby agrees that immediately upon any termination of this Agreement, for any reason whatsoever, Employee shall return to Employer all copies of any such information (in whatever form) then in Employee's possession.

         8. Assignment. This Agreement and rights and obligations of the parties hereto may be assigned by Employer and shall bind and inure to the benefits of the assigns, successor or successors of Employer and, insofar as payments are to be made to Employee after his death, shall inure to the benefit of the assigns, heirs, estate or legal representative of Employee. This Agreement is personal to Employee and may not be assigned by Employee.





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         9.     Entire Agreement; Modifications.  This document contains the entire agreement of the parties with respect to the subject matter hereof, and it may only be changed, modified, supplemented or amended by an agreement in writing signed by the party to be bound thereby. In particular, this Agreement replaces, terminates and supersedes in its entirety the letter agreement between Granges Inc. and Employee, dated May 31, 1995.

         10. Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of Colorado.

         11. Severability. If any part of this Agreement is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other provisions hereof not so held shall be and remain in full force and effect, and the intention of the parties as expressed in the stricken provision(s) shall be given effect to the extent possible.

         12. Dollar References. All references to "dollars" and "$" shall mean United States Dollars.

         13.    Review by Employee's Counsel.  Employee acknowledges that this
Agreement has been reviewed on his behalf by a Colorado attorney.   Employer
agrees to reimburse Employee for reasonable attorney's fees and expenses incurred by Employee in such review.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below their signatures, effective as of the day and year first above written.

                        EMPLOYER: GRANGES (U.S.) INC.





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                                        By:
                                           -------------------------------------
                                           Michael B. Richings, President

                                        Date:
                                             -----------------------------------

                             EMPLOYEE:  By:
                                           -------------------------------------
                                           A. J. Ali

                                        Date:
                                             -----------------------------------

                                        Address:
                                                --------------------------------

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